Exhibit 99.1
Press Release

13907 S. Minuteman Drive, Suite 500 Draper, UT 84020
www.franklincovey.com

FRANKLIN COVEY REPORTS SECOND QUARTER FISCAL 2026

FINANCIAL RESULTS

Consolidated Second Quarter Revenue of $59.6 Million

Invoiced Amounts in Enterprise North America Increases 7%

Deferred Revenue Increases 7% to $101.5 Million

Net Loss for the Second Quarter of $2.0 Million

Adjusted EBITDA Increases 99% to $4.1 Million

Liquidity Remains Strong at Over $76 Million, with $13.7 Million of Cash and the Company’s $62.5 Million Credit Facility Fully Available

Purchased $17.0 million of Common Stock During the

Second Quarter Fiscal 2026

Company Affirms Annual Guidance for Fiscal 2026

Salt Lake City, Utah – Franklin Covey Co. (NYSE: FC), a global leadership and organizational performance partner, gives strategy the human edge. We help clients achieve breakthrough results and transform how they execute strategy at scale. Today, the Company announced its financial results for the second quarter of fiscal 2026, which ended on February 28, 2026.

Second Quarter Fiscal 2026 Financial Overview

The Company’s consolidated revenue for Q2 FY2026 was $59.6 million, which was flat to Q2 FY2025. Consolidated invoiced amounts for Q2 FY2026 grew 5% over the prior year. The Company’s financial results for Q2 FY2026 include the following:

o
Enterprise Division revenue for Q2 FY2026 totaled $41.6 million compared with $43.6 million in the prior year.
▪
Enterprise Division revenue reflected a $2.0 million decline in North America segment revenue partially offset by a $0.1 million increase in International segment revenue. The North America segment was adversely affected by lower subscription revenue recognized as a result of lower invoiced amounts and deferred revenue last fiscal year.
▪
Enterprise North America invoiced amounts grew 7% for the second quarter in a row.
▪
Deferred revenue for the Enterprise Division increased 15% year-over-year.
o
Education Division revenue in Q2 FY2026 increased $2.4 million, or 16%, to $17.5 million compared with $15.1 million in the prior year.
▪
The increase was driven by higher training, coaching, materials, and membership subscription revenue during the quarter.
o
Consolidated subscription and subscription services revenue for Q2 FY2026 was $50.9 million compared with $49.5 million in Q2 FY2025. Subscription and contractually committed services invoiced for Q2 FY2026 totaled $39.3 million, growth of 16%, compared with $33.9 million in Q2 FY2025.
o
The Company realized a net loss for Q2 FY2026 of $(2.0) million, or $(0.17) per share, compared with a net loss of $(1.1) million, or $(0.08) per share, in Q2 FY2025.
o
Adjusted EBITDA for Q2 FY2026 increased 99% to $4.1 million compared with $2.1 million in the prior year.
o
Consolidated deferred revenue at February 28, 2026 increased 7% to $101.5 million compared with $94.4 million at February 28, 2025.
▪
At February 28, 2026, 59% of the Company’s AAP contracts in North America were for at least two years, compared with 55% at February 28, 2025, and the percentage of contracted amounts represented by multi-year contracts was 62% compared with 61% on February 28, 2025.
▪
Unbilled deferred revenue totaled $64.9 million at February 28, 2026, compared with $64.5 million at February 28, 2025.
o
Cash provided by operating activities for the first two quarters of FY2026 was $16.4 million reflecting the strength of Q2 FY2026 operating cash flows of $16.3 million compared with $(1.4) million of cash used in the prior year.
▪
Free cash flow for Q2 FY2026 was $13.2 million compared with $(3.6) million in Q2 FY2025.
▪
Cash and cash equivalents totaled $13.7 million compared with $40.4 million as of February 28, 2025.
o
During Q2 FY2026, the Company purchased approximately 947,000 shares of its common stock for $17.0 million. Approximately 922,000 shares were purchased in the open market under 10b5-1 trading plans and approximately 25,000 shares were withheld to cover statutory income taxes on stock-based compensation awards that vested and were issued during the second quarter.

Paul Walker, President and Chief Executive Officer commented, “Our second quarter results reflect the importance of what we do and the traction of our go-to-market transformation. We delivered our second consecutive quarter of 7% invoiced growth in Enterprise North America as strong execution on our go‑to‑market strategy continues to gain traction. We believe we are at an inflection point where the return on investment from our transformation is becoming evident.

This momentum comes as AI is reshaping how work gets done, and we are seeing increased demand for FranklinCovey's expertise in helping organizations strengthen the human side of execution—leadership, trust, change management, sales performance, collaboration, and disciplined execution. FranklinCovey is uniquely positioned as a long-term performance partner, helping organizations navigate AI‑driven opportunities and complexities to deliver sustained performance.”

Jessi Betjemann, Chief Financial Officer said, “In the second quarter, we translated operational momentum into improved profitability and strong cash generation. Adjusted EBITDA increased to $4.1 million, operating cash flow was $16.3 million, and free cash flow improved to $13.2 million. We also returned $17.0 million to shareholders through the repurchase of approximately 947,000 shares, while maintaining $76 million of liquidity. We are reaffirming our FY2026 guidance of total revenue of $265 to $275 million and Adjusted EBITDA of $28 to $33 million, in constant currency.”

Fiscal 2026 Guidance

The Company expects to return to growth in both revenue and Adjusted EBITDA in FY2026 as the benefits of its go-to-market transformation and cost reduction actions begin to increase revenue, lower costs, and flow through improved results.

Based on current expectations, the Company affirms the following guidance, in constant currency:

o
Total revenue in the range of $265 million to $275 million.
o
Adjusted EBITDA in the range of $28 million to $33 million.

This guidance reflects the positive momentum the Company is seeing and expecting in both the Enterprise and Education divisions, balanced with a disciplined view of the risks and opportunities ahead as it continues to execute in an uncertain macro environment. The Company anticipates strong invoiced growth in FY2026 which the Company believes will translate into meaningful reported growth in revenue and Adjusted EBITDA in FY2027.

Earnings Conference Call

On Wednesday, April 1, 2026, at 5:00 p.m. Eastern (3:00 p.m. Mountain Time) Franklin Covey will host a conference call to review its second quarter fiscal 2026 financial results. Interested persons may access a live audio webcast at https://edge.media-server.com/mmc/p/qux2545x or may participate via telephone by registering at https://register-conf.media-server.com/register/BI2c1e170bc74e4643ad0d7d53976bef49. Once registered, participants will have the option of 1) dialing into the call from their phone (via a personalized PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone. For either option, registration will be required to access the call. A replay of the conference call webcast will be archived on the Company’s website for at least 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including those statements related to the Company’s future results and profitability and other goals relating to the growth and operations of the Company. Forward-looking statements are based upon management’s current expectations and are subject to various risks and uncertainties including, but not limited to: general macroeconomic conditions; renewals of subscription contracts; the impact of strategic projects and initiatives on future financial results; growth in and client demand for add-on services; market acceptance of new products or services, including new AAP portal upgrades and content launches; impacts from geopolitical trade tensions and the general business environment; and other factors identified and discussed in the Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Many of these conditions are beyond the Company’s control or influence, any one of which may cause future results to differ materially from the Company’s current expectations, and there can be no assurance that the Company’s actual future performance will meet management’s expectations. These forward-looking statements are based on management’s current expectations, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to this press release.

Non-GAAP Financial Information

This earnings release includes the concepts of Adjusted EBITDA and Free Cash Flow which are non-GAAP measures. The Company defines Adjusted EBITDA as net income or loss excluding the impact of interest, income taxes, intangible asset amortization, depreciation, stock-based compensation expense, and certain other infrequently occurring items such as restructuring and building exit costs. Free Cash Flow is defined as GAAP calculated cash flows from operating activities less capitalized expenditures for purchases of property and equipment, curriculum development, and content or license rights. The Company references these non-GAAP financial measures in its decision-making because they provide supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods, and the Company believes they provide investors with greater transparency to evaluate operational activities and financial results. Refer to the attached tables for the reconciliation of the non-GAAP financial measure, Adjusted EBITDA, to consolidated net income (loss), a related GAAP financial measure, and for the calculation of Free Cash Flow.

The Company is unable to provide a reconciliation of the above forward-looking estimate of non-GAAP Adjusted EBITDA to GAAP measures because certain information needed to make a reasonable forward-looking estimate is difficult to obtain and dependent on future events which may be uncertain, or out of the Company’s control, including the amount of AAP contracts invoiced, the number of AAP contracts that are renewed, necessary costs to deliver the Company’s offerings, such as unanticipated curriculum development costs, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort.

About Franklin Covey Co.

Franklin Covey Co. (NYSE: FC), a global leadership and organizational performance partner, gives strategy the human edge. We help clients achieve breakthrough results and transform how they execute strategy at scale.

Our Enterprise and Education Divisions develop high-performing leaders at all levels of the organization and align people around purpose and priorities. Through proven, principle-centered frameworks and practices, we build high-trust leaders, teams, and cultures and help organizations translate strategy into consistent execution.

Our approach enables lasting, repeatable results by helping clients identify, align, and execute their most important priorities. This approach has been tested and refined through more than 40 years of work with tens of thousands of leaders and organizations – from Fortune 100 and 500 companies to small and mid-sized businesses, as well as educational institutions and government entities.

We provide professional services in over 160 countries and territories through directly owned operations and licensee partners, serving both enterprise and education clients. Our solutions are delivered through the FranklinCovey All Access Pass® and Leader in Me® subscriptions which combine world-class content and tools with the trusted expertise of consultants, coaches, and facilitators and are available in multiple modalities and in more than 20 languages.

Learn more at www.franklincovey.com and explore exclusive content across our social media channels: LinkedIn, Facebook, X, Instagram, and YouTube.

Investor Contact:	Media Contact:
Franklin Covey	Franklin Covey
Boyd Roberts	Debra Lund
801-817-5127	801-817-6440
investor.relations@franklincovey.com	Debra.Lund@franklincovey.com

FRANKLIN COVEY CO.
Condensed Consolidated Statements of Operations
(in thousands, except per-share amounts, and unaudited)

	Quarter Ended		Two Quarters Ended
	February 28,	February 28,	February 28,	February 28,
	2026	2025	2026	2025

Revenue	$59,647	$59,612	$123,692	$128,698
Cost of revenue	14,374	13,866	30,045	30,241
Gross profit	45,273	45,746	93,647	98,457

Selling, general, and administrative	43,497	45,087	89,618	92,291
Restructuring costs	1,510	-	4,954	1,984
Building exit costs	455	-	1,129	-
Depreciation	1,140	1,016	2,239	1,967
Amortization	670	1,098	1,357	2,196
Income (loss) from operations	(1,999)	(1,455)	(5,650)	19
Interest income (expense), net	(63)	107	(43)	220
Income (loss) before income taxes	(2,062)	(1,348)	(5,693)	239
Income tax benefit (provision)	80	272	422	(134)
Net income (loss)	$(1,982)	$(1,076)	$(5,271)	$105

Net income (loss) per common share:
Basic and diluted	$(0.17)	$(0.08)	$(0.45)	$0.01

Weighted average common shares:
Basic	11,422	13,102	11,816	13,097
Diluted	11,422	13,102	11,816	13,236

Other data:
Adjusted EBITDA(1)	$4,102	$2,060	$7,784	$9,734

(1) Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock-based compensation, and certain other items) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results. For a reconciliation of this non-GAAP measure to a comparable GAAP measure, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA as shown below.

FRANKLIN COVEY CO.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands and unaudited)

	Quarter Ended		Two Quarters Ended
	February 28,	February 28,	February 28,	February 28,
	2026	2025	2026	2025
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(1,982)	$(1,076)	$(5,271)	$105
Adjustments:
Interest expense (income), net	63	(107)	43	(220)
Income tax provision (benefit)	(80)	(272)	(422)	134
Amortization	670	1,098	1,357	2,196
Depreciation	1,140	1,016	2,239	1,967
Stock-based compensation	2,664	1,346	4,093	3,513
Restructuring costs	1,510	-	4,954	1,984
Building exit costs	455	55	1,129	55
Gain on license liability restructuring	(338)	-	(338)	-
Adjusted EBITDA	$4,102	$2,060	$7,784	$9,734

Adjusted EBITDA margin	6.9%	3.5%	6.3%	7.6%

FRANKLIN COVEY CO.
Additional Financial Information
(in thousands and unaudited)

	Quarter Ended		Two Quarters Ended
	February 28,	February 28,	February 28,	February 28,
	2026	2025	2026	2025
Revenue by Division/Segment:
Enterprise Division:
North America	$32,484	$34,520	$68,739	$74,657
International	9,154	9,031	20,359	20,473
	41,638	43,551	89,098	95,130
Education Division	17,500	15,065	33,593	31,529
Corporate and other	509	996	1,001	2,039
Consolidated	$59,647	$59,612	$123,692	$128,698

Gross Profit by Division/Segment:
Enterprise Division:
North America	$27,155	$28,974	$56,710	$61,795
International	7,073	7,059	15,746	16,036
	34,228	36,033	72,456	77,831
Education Division	10,777	9,331	20,683	19,741
Corporate and other	268	382	508	885
Consolidated	$45,273	$45,746	$93,647	$98,457

Adjusted EBITDA by Division/Segment:
Enterprise Division:
North America	$5,921	$4,843	$11,190	$13,587
International	1,025	483	3,460	1,903
	6,946	5,326	14,650	15,490
Education Division	416	(313)	(519)	(47)
Corporate and other	(3,260)	(2,953)	(6,347)	(5,709)
Consolidated	$4,102	$2,060	$7,784	$9,734

FRANKLIN COVEY CO.
Condensed Consolidated Balance Sheets
(in thousands and unaudited)

	February 28,	August 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$13,717	$31,698
Accounts receivable, less allowance for
credit losses of $2,721 and $2,929	50,191	68,415
Inventories	5,336	5,165
Prepaid expenses and other current assets	26,188	24,199
Total current assets	95,432	129,477

Property and equipment, net	13,177	14,324
Intangible assets, net	32,449	34,551
Goodwill	31,220	31,220
Deferred income tax assets	239	231
Other long-term assets	33,972	33,109
	$206,489	$242,912

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of notes payable	$835	$823
Accounts payable	6,611	8,780
Deferred revenue	97,936	106,534
Customer deposits	25,021	16,327
Accrued liabilities	21,840	24,828
Total current liabilities	152,243	157,292

Other liabilities	11,695	14,718
Deferred income tax liabilities	4,501	3,991
Total liabilities	168,439	176,001

Shareholders' equity:
Common stock	1,353	1,353
Additional paid-in capital	229,610	230,251
Retained earnings	121,001	126,272
Accumulated other comprehensive loss	(1,162)	(1,032)
Treasury stock at cost, 15,866 and 14,565 shares	(312,752)	(289,933)
Total shareholders' equity	38,050	66,911
	$206,489	$242,912

FRANKLIN COVEY CO.
Condensed Consolidated Free Cash Flow
(in thousands and unaudited)

	Two Quarters Ended
	February 28,	February 28,
	2026	2025
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(5,271)	$105
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	3,596	4,163
Amortization of capitalized curriculum costs	2,515	2,171
Stock-based compensation	4,093	3,513
Deferred income taxes	510	(145)
Amortization of right-of-use operating lease assets	450	287
Gain on license obligation restructuring	(338)	-
Changes in working capital	10,796	2,682
Net cash provided by operating activities	16,351	12,776

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2,763)	(2,271)
Curriculum development costs	(4,085)	(2,380)
Reacquisition of license rights	-	(324)
Net cash used for investing activities	(6,848)	(4,975)

Free Cash Flow	$9,503	$7,801